SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report January 21, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 5. Other Events.

     Our news release dated January 21, 2003 and supplemental financial information, each concerning full-year and fourth quarter 2002 financial results, filed as Exhibits 20 and 99.1 through 99.6, respectively, to this report, are incorporated by reference herein.

     Investors can access replays of a review of our full-year and fourth quarter results by William Clay Ford, Jr., Ford’s Chairman and Chief Executive Officer; Nick Scheele, Ford’s President and Chief Operating Officer; and Allan Gilmour, Ford’s Vice Chairman and Chief Financial Officer, that took place in the morning on January 21, 2003, by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com.

     A version of the Equity Investor Presentation, filed as Exhibit 99.5 hereto, posted to the above-referenced web sites for about ten minutes early this morning, contained six “back-up” slides that were not prepared for public dissemination. Other than the fifth “back-up” slide regarding Ford Credit’s funding plans, which is included in Exhibit 99.6, the “back-up” slides were draft and/or preliminary materials prepared for background and scenario planning, and contained a number of material inaccuracies. Accordingly, anyone who obtained these slides from the websites listed above should disregard them.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 20	News Release dated January 21, 2003	Filed with this Report

Exhibit 99.1	Consolidated Statement of Income	Filed with this Report

Exhibit 99.2	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.3	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.4	Cost of Sales Detail	Filed with this Report

Exhibit 99.5	Equity Investor Presentation	Filed with this Report

Exhibit 99.6	Fixed Income Investor Presentation	Filed with this Report

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: January 21, 2003	By:	/s/ Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 20	News Release dated January 21, 2003

Exhibit 99.1	Consolidated Statement of Income

Exhibit 99.2	Consolidated Balance Sheet

Exhibit 99.3	Condensed Consolidated Statement of Cash Flows

Exhibit 99.4	Cost of Sales Detail

Exhibit 99.5	Equity Investor Presentation

Exhibit 99.6	Fixed Income Investor Presentation